SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 30, 2005

CENTENNIAL SPECIALTY FOODS CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-31816	55-0825751
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation	File Number)	Identification No.)

10700 E. Geddes Ave. #170
Centennial, Colorado 80112

(Address of principal executive offices) (Zip Code)

(303) 292-4018

Registrant’s telephone number, including area code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 – SECURITIES AND TRADING MARKETS

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On August 30, 2005, Centennial Specialty Foods Corporation (the “Company”)  received a notification from the staff of The Nasdaq Stock Market that the Company’s stock will be delisted at the opening of business on September 8, 2005.  The notification stated that as of August 30, 2005, the Company had not regained compliance with the Nasdaq Marketplace Rule 4310(c)(4) (“the Rule”) which requires a company to maintain a $1 per share bid price for continued inclusion in the Nasdaq SmallCap Market.  The Company was initially notified on March 1, 2005 that its stock had closed below the minimum bid price for 30 consecutive business days.  On September 2, 2005, the Company issued a press release announcing the receipt of this notification. A copy of the press release is furnished with this report as Exhibit 99.7, and is incorporated herein by reference.  The Company is currently evaluating whether to request a hearing to appeal Nasdaq’s determination to a Listing Qualifications Panel.

SECTION 9 — FINANCIAL STATEMENTS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of businesses acquired:

Not applicable.

(b) Pro Forma financial information:

Not applicable.

(c) Exhibits:

The following exhibit is included with this Current Report on Form 8-K:

Exhibit No.	Description
99.7	Press Release of Centennial Specialty Foods Corporation dated September 2, 2005

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTENNIAL SPECIALTY FOODS CORPORATION

By:	/s/ DOUGLAS L. EVANS
Douglas L. Evans, Chief Financial Officer

Date: September 2, 2005